RESTRICTED STOCK AGREEMENT

The Shaw Group Inc.

2001 Employee Incentive Compensation Plan

This Restricted Stock Agreement (“Agreement”) dated as of    , 200   (the date as of which the shares of restricted stock evidenced hereby were awarded) is entered into between The Shaw Group Inc. (the “Company”) and    (the “Awardee”), pursuant to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan, as amended and restated (the “Plan”).

THE PARTIES HERETO AGREE AS FOLLOWS:

i) Award of Restricted Stock. In consideration of the services performed and to be performed by the Awardee, the Company hereby awards (the “Award”) to the Awardee under the Plan a total of    restricted shares of the Company’s no par value common stock (the “Restricted Stock”) subject to the following terms and restrictions.

ii) Incorporation of Plan Provisions. The Award evidenced hereby is made under and pursuant to the Plan, a copy of which is available from the Company’s Secretary and incorporated herein by reference, and the Award is subject to all of the provisions thereof. Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan. The Awardee represents and warrants that he or she has read the Plan and is fully familiar with all the terms and conditions of the Plan and agrees to be bound thereby.

iii) Restrictions and Conditions. The shares of Restricted Stock awarded hereby may not be sold, assigned, transferred, pledged or otherwise disposed of, either voluntarily or involuntarily, until said shares of Restricted Stock are vested according to the following schedule:

On or after each of the following dates:	Cumulative percentage of shares vested:

iv) Restricted Stock Certificates. During the Restriction Period, and until such shares are fully vested in accordance with this Agreement and the terms of the Plan, a stock certificate(s) evidencing the shares of Restricted Stock shall be registered in the name of the Awardee, but shall be held by the Company. The Awardee acknowledges that such certificate(s) will bear a restrictive legend. The Awardee also acknowledges that he or she shall be entitled to dividend and voting rights for the shares of Restricted Stock even though they are not vested, provided such rights shall terminate upon forfeiture of the Award.

v) Miscellaneous.

(i)	No Representations or Warranties. Neither the Company nor the Committee or any of their representatives or agents has made any representations or warranties to the Awardee with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Awardee is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.

(ii)	Employment. Nothing in this Agreement nor in the Plan nor in the making of the Award shall confer on the Awardee any right to or guarantee of continued employment with the Company or any of its Subsidiaries or in any way limit the right of the Company or any of its Subsidiaries to terminate the employment of the Awardee at any time.

(iii)	Investment. The Awardee hereby agrees and represents that the shares of Restricted Stock are for the Awardee’s own account for investment purposes only and not with a view of resale or distribution unless the shares of Restricted Stock are registered under the Securities Act of 1933, as amended.

(iv)	Necessary Acts. The Awardee and the Company hereby agree to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

(v)	Binding Effect; Applicable Law. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Awardee and any heir, legatee, or legal representative of the Awardee. This Agreement shall be interpreted under and governed by and constructed in accordance with the laws of the State of Louisiana.

(f)	Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

(g)	Amendment. This Agreement may be amended by written agreement of the Awardee and the Company, without the consent of any other person.

Executed in duplicate as of the day and year first above written.

THE SHAW GROUP INC.

By: Gary Graphia
Title: Secretary and General Counsel

AWARDEE:

[Name of Awardee]